American Century World Mutual Funds, Inc.
         Exhibit 77O
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GLGR     Las Vegas Sands Corp  LVS       $ 690,476,196  $ 202,507.00     12/14/2004     $29.0000  GSCO      6.250%  USD    $1.813
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